EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-191990) and Forms S-8 (Nos. 333-162714, 333-150790 and 333-190843) of 1st United Bancorp, Inc. of our report dated February 10, 2014, with respect to the consolidated financial statements of 1st United Bancorp, Inc., and the effectiveness of internal control over financial reporting, which report appears in this Annual Report on Form 10-K of 1st United Bancorp, Inc. for the year ended December 31, 2013.

/s/ Crowe Horwath LLP
Fort Lauderdale, Florida February 10, 2014